PROMET THERAPEUTICS, LLC

FINANCIAL STATEMENTS

June 30, 2017

PROMET THERAPEUTICS, LLC

FINANCIAL STATEMENTS

June 30, 2017

ACCOUNTANTS’ COMPILATION REPORT

To the Members

Promet Therapeutics, LLC Hanover, Maryland

Management is responsible for the accompanying financial statements of Promet Therapeutics, LLC (a Limited Liability Company), which comprise the balance sheet as of June 30, 2017, and the related statements of operations, members’ equity and cash flows for the six months then  ended  in accordance with accounting principles generally accepted in the United States of America. We have perfumed a compilation engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. We did not audit or review the financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management. Accordingly, we do not express an opinion, a conclusion, nor provide any form of assurance on these financial statements.

Management has elected to omit substantially all the disclosures required by accounting principles generally accepted in the United States of America. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, the financial statements are not designed for those who are not informed about such matters.

We are not independent with respect to Promet Therapeutics, LLC.

/s/ J.L. Kenneally & Company, P.A.

Towson, Maryland

July 21, 2017

660 Kenilworth Drive Suite 104

Towson, MD 21204

T: (410) 321-9558  F: (410) 321-9809

www.jlkcpas.com

Members of the American Institute of Certified Public Accountants & the Maryland Association of Certified Public Accountants

PROMET THERAPEUTICS, LLC

BALANCE SHEET

June 30, 2017

ASSETS

CURRENT ASSETS
Cash	$714,999
Certificates of deposit	1,019,765
Accounts receivable	7,722
Prepaid expenses	18,658
Total current assets	1,761,144

PROPERTY AND EQUIPMENT
Website	15,330
Equipment	9,327
24,657
Less accumulated depreciation	(2,314)
Prope1iy and equipment - net	22,343

OTHER ASSETS
Security deposit	5,535

TOTAL ASSETS	$1,789,022

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$10,763
Cred it card payable	5,055
Accrued expenses	6,985
Total current liabilities	22,803

Total liabilities	22,803

MEMBERS' EQUITY	1,766,219

TOTAL LIABILITIES AND EQUITY	$1,789,022

See accountants’ compilation report.

PROMET THERAPEUTICS, LLC

STATEMENT OF OPERATIONS

For the six months ended June 30, 2017

OPERATING REVENUES	$56,811

OPERATING EXPENSES
Bank and investment fees	169
Depreciation expense	933
Employee benefit programs	56,754
Equipment lease expense	2,782
Guaranteed payments	151,667
Insurance	4,023
License maintenance fees	733
Office expenses	21,507
Professional fees	66,483
Program expenses	875
Rent	44,003
Repairs and maintenance	5,096
Salaries and wages	161,880
Payroll taxes	13,880
Taxes and licenses	760
Telephone	5,260
Testing and related expenses	19,240
Travel, meals, and entertainment	1,790
Utilities	3,288
Total operating expenses	561,123
Loss from operations	(504,312)

OTHER INCOME
Interest income	3,388
Total other income	3,388

NET LOSS	$(500,924)

See accountants’ compilation report.

PROMET THERAPEUTICS, LLC

STATEMENT OF MEMBERS' EQUITY

For the six months ended June 30, 2017

	Class A	Class B	Total

MEMBERS' EQUITY - December 31, 2017	$1,284,789	$982,440	$2,267,229

Net loss	(425,785)	(75,139)	(500,924)
Other comprehensive income:
Net unrealized loss on available - for-sale securities	(73)	(13)	(86)
Total comprehensive income	(425,859)	(75, 152)	(501,01 0)

MEMBERS' EQUITY - June 30, 2017	$858,931	$907,289	$1,766,219

See accountants’ compilation report.

PROMET THERAPEUTICS, LLC

STATEMENT OF CASH FLOWS

For the six months ended June 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(500,924)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	933
Accrued interest on investments	(556)
Changes in operating assets and liabilities:
Accounts receivable	(7,722)
Prepaid expenses	(511)
Vendor deposits	227,657
Accounts payable	(447)
Cred it card payable	1,672
Due to related parties	(95)
Accrued liabilities	(76,019)
Net cash used in operating activities	(356,012)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(883)
Net cash used in investing activities	(883)

NET DECREASE IN CASH	(356,895)

CASH, BEGINNING OF PERIOD	1,071,894

CASH, END OF PERIOD	$714,999

See accountants’ compilation report.